UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

99¢ ONLY STORES

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 Departure of Directors or Certain Officers

Effective January 23, 2013, Eric Schiffer, Jeff Gold and Howard Gold separated from their positions as Chief Executive Officer, Chief Administrative Officer and Executive Vice President of Special Projects, respectively, of 99¢ Only Stores (the “Company”) and the Company’s parent, Number Holdings, Inc. (“Parent” and, together with the Company, the “Corporation”), and as directors of the Company and Parent.  Conditional upon each of Messrs. Schiffer, Jeff Gold and Howard Gold executing and not revoking a release of claims against the Corporation and certain of its affiliates, each of Messrs. Schiffer, Jeff Gold and Howard Gold will receive benefits commensurable with the benefits payable to him upon a termination without cause under his Employment Agreement, effective January 13, 2013, with the Company and Parent.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)                              Appointment of Certain Officers

Effective January 23, 2013, the Parent Board elected Richard Anicetti and Michael Fung to serve as Interim President and Chief Executive Officer of the Corporation and Interim Executive Vice President and Chief Administrative Officer of the Corporation, respectively. Mr. Anicetti is currently a member of the Board of Directors of the Company and Parent.

Mr. Fung, age 62, served as Senior Vice President and Chief Financial Officer at Walmart U.S. from 2006 until his retirement in February 2012. At Walmart U.S., Michael also served as Senior Vice President, Internal Audit Services between 2003 and 2006, and as Vice President, Finance and Administration for Global Procurement between 2001 and 2003. Before joining Walmart, Mr. Fung spent five years as Vice President and Chief Financial Officer for Sensient Technologies Corporation, three years as Senior Vice President and Chief Financial Officer for Vanstar Corporation and four years as Vice President and Chief Financial Officer for Bass Pro Shops, Inc. Mr. Fung is currently a member of the Board of Directors of Franklin Covey Co. Mr. Fung is a Certified Public Accountant in the State of Illinois. He received his MBA from the University of Chicago and his BS in Accounting from the University of Illinois at Chicago.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e)                              Compensatory Arrangements of Certain Officers

The Compensation Committee approved (a) compensation of $62,500 per month for Mr. Anicetti’s service as Interim President and Chief Executive Officer of the Corporation and (b) compensation of $50,000 per month for Mr. Fung’s service as Interim Executive Vice President and Chief Administrative Officer of the Corporation. Each of Mr. Anicetti and Mr. Fung will have the opportunity to earn additional performance-based compensation, targeted at 100% of his base compensation.

There are no arrangements or understandings between each of Mr. Anicetti or Mr. Fung and any other person pursuant to which he was appointed to his office, and there are no relationships between each of Mr. Anicetti or Mr. Fung and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Compensation Committee approved a discretionary bonus of $175,000 for Frank Schools, Senior Vice President, Chief Financial Officer and Treasurer of the Corporation, subject to repayment in full by Mr. Schools if he resigns his employment for any reason or is terminated by the Corporation for cause within 24 months following the date such discretionary bonus is paid.

Item 9.01	Financial Statements and Exhibits

(d)                Exhibit

Exhibit No.	Description

99.1	Press Release dated January 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99¢ ONLY STORES

Dated: January 23, 2013	By:	/s/ Frank Schools
Frank Schools
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 23, 2013